                                                             ILLINOVA CORPORATION
                                              STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
                                                                 FIXED CHARGES
                                                                                 Twelve                              Three
                                                                               Months Ended                       Months Ended
                                                                                As Restated
                                                                                   March                             March
(Thousands of Dollars)
                                                                             1999          1999 **                      1999
                                                                         --------------------------               -------------
Earnings Available for Fixed Charges:
Net Income (Loss)                                                       ($1,565,825)   ($1,565,825)                   $21,870
    Add:
     Income Taxes:
         Current                                                             (2,533)        (2,533)                         -
         Deferred - Net                                                     (18,393)       (18,393)                    14,100
     Allocated income taxes                                                  (7,393)        (7,393)                    (2,410)
     Investment tax credit - deferred                                        (6,897)        (6,897)                      (365)
     Income tax effect of CPS impairment                                 (1,143,252)    (1,143,252)                         -
     Interest on long-term debt                                             118,972        118,972                     31,085
     Amortization of debt expense and
         premium-net, and other interest charges                             33,528         33,528                     12,041
     One-third of all rentals (Estimated to be
         representative of the interest component)                            4,002          4,002                        946
     Interest on in-core fuel                                                 3,872          3,872                        966
     FAS 71 Regulatory Write-Offs                                                 -              -                          -
     CPS Impairment                                                               -      2,666,909                          -
                                                                        ------------   -----------               -------------
Earnings (loss) available for fixed charges                             ($2,583,919)       $82,990                    $78,233
                                                                        ============   ===========               =============

Fixed charges:
    Interest on long-term debt                                             $118,972       $118,972                    $31,085
    Amortization of debt expense and
     premium-net, and other interest charges                                 41,410         41,410                     13,860
    One-third of all rentals (Estimated to be
     representative of the interest component)                                4,002          4,002                        946
                                                                        ------------   -----------               -------------

Total Fixed Charges                                                        $164,384      $164,384                     $45,891
                                                                        ============   ===========               =============

Ratio of earnings to fixed charges                                          N/A *           N/A                          1.70
                                                                        ============   ===========               =============



       * Earnings are inadequate to cover fixed charges.  Additional earnings (thousands) of  $2,748,303  are required to attain a one-to-one ratio of Earnings to Fixed Charges.

      **  Supplemental ratio of earnings to fixed charges presented to exclude write-off related to Clinton Impairment.
          Additional earnings (thousands) of $81,394 are required to attain a one-to-one ratio of Earnings to Fixed Charges.


                                   ILLINOIS POWER COMPANY
                      STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
                                        FIXED CHARGES
                                                                                        Twelve                            Three
                                                                                      Months Ended                    Months Ended
                                                                                       As Restated
                                                                                        March                            March
(Thousands of Dollars)
                                                                                   1999         1999 **                   1999
                                                                                --------------------------            --------------
Earnings Available for Fixed Charges:
Net Income (Loss)                                                              ($1,559,941)   ($1,559,941)                  $22,911
    Add:
      Income
      Taxes:
         Current                                                                    (2,533)        (2,533)                        -
         Deferred - Net                                                            (18,393)       (18,393)                   14,100
      Allocated income taxes                                                        (2,249)        (2,249)                   (2,121)
      Investment tax credit - deferred                                              (6,897)        (6,897)                     (365)
      Income tax effect of CPS impairment                                       (1,143,252)    (1,143,252)                        -
      Interest on long-term debt                                                   108,562        108,562                    28,523
      Amortization of debt expense and
         premium-net, and other interest charges                                    32,179         32,179                    11,384
      One-third of all rentals (Estimated to be
         representative of the interest component)                                   4,002          4,002                       946
      Interest on in-core fuel                                                       3,872          3,872                       966
      FAS 71 Regulatory Write-Offs                                                       -              -                         -
      CPS Impairment                                                                     -      2,666,909                         -
                                                                               -------------  ------------            --------------
Earnings (loss) available for fixed charges                                    ($2,584,650)       $82,259                   $76,344
                                                                               =============  ============            ==============

Fixed charges:
    Interest on long-term debt                                                    $108,562       $108,562                   $28,523
    Amortization of debt expense and
      premium-net, and other interest charges                                       40,061         40,061                    13,203
    One-third of all rentals (Estimated to be
      representative of the interest component)                                      4,002          4,002                       946
                                                                               -------------  ------------            --------------

Total Fixed Charges                                                               $152,625       $152,625                   $42,672
                                                                               =============  ============            ==============

Ratio of earnings to fixed charges                                                     N/A  *        0.54                      1.79
                                                                               =============  ============            ==============



       *  Earnings are inadequate to cover fixed charges.  Additional earnings (thousands)  $2,737,275 are required to attain a one-to-one ratio of Earnings to Fixed Charges.

      **  Supplemental ratio of earnings to fixed charges presented to exclude write-off related to Clinton Impairment.
          Additional earnings (thousands) of $70,366 are required to attain a one-to-one ratio of Earnings to Fixed Charges.


                                      9
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